Exhibit 99.1

Gryphon Gold Sets Record Date and Meeting Date For
Annual General Meeting

Vancouver, B.C. - May 26, 2010 – Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) announces the record and meeting date for Annual General Meeting.

Record Date:	June 22, 2010

Meeting Date:	August 20, 2010

Location:	Telesto Nevada Inc
5490 Longley Lane
Reno, NV
89511

Time:	10:30AM

For further information contact:	Lisanna Lewis, Corporate Controller & Treasurer Ph. 604-261-2229 E-mail: llewis@gryphongold.com www.gryphongold.com

 This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to our planned exploration program. Such forward-looking statement reflects our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the section titles "Risk Factors and Uncertainties" in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.